                                                                    Exhibit 99.1

Media Contacts:                 IR CONTACTS:
Susan Kraus, 781-262-3511       George Lieb, 781-262-4121
Vaughn Harring, 781-262-4659    Ed Harper, 781-262-3553
                                INDIVIDUAL INVESTORS:
                                Arleen Llerandi, 781-262-3544

                                                               November 2, 2000

                    GENUITY DELIVERS STRONG AND ACCELERATING

                          REVENUE GROWTH OF 70 PERCENT


Burlington, Mass. -- Genuity Inc. (NASDAQ: GENU) today announced third quarter 2000 results with consolidated revenues of $308 million, a growth rate of 70 percent over the third quarter of 1999, reflecting strong performance in Web hosting, value-added services and network access. Operating margins improved as expenses grew only 58 percent resulting in a net loss for the quarter of $229 million. Pro forma loss per share, assuming full conversion of Class B common stock, was $0.24.

"Executing on our business strategy has paid off in an outstanding third quarter," said Paul R. Gudonis, chairman and CEO of Genuity. "We remain firmly on track to meet our annual financial targets, as well as consensus analyst estimates. Our strategy to increase shareholder value is to continue to drive top line growth, move our revenue mix toward higher margin value-added services, improve cost efficiency and deploy our capital economically. We made significant progress in each of these areas in the third quarter, even as we introduced an innovative new industry solution with the announcement of our Black RocketTM Network Services Platform (NSP)."

In October, Genuity began selling and provisioning its new Black Rocket NSP, creating an entirely new industry category. "In the past quarter, we've seen the industry trying to react to a trend we identified earlier--the customer's need for integrated eBusiness services including network access, hosting and security. With the launch of the industry's first NSP, Black Rocket, we have gained first-mover advantage in this new industry category," said CEO Paul Gudonis. "In the short time that we've offered this new platform, we've seen very strong demand from the market and have already provisioned several Black Rocket platforms, representing millions of dollars in new business."

In addition, Genuity launched its first major brand building effort with its Black Rocket promotional and advertising campaign, covering TV, newspapers, magazines, the Web and various outdoor venues. Since the launch of the service on October 2, Genuity has sold five Black Rocket platforms.

STRONG REVENUE GROWTH IN ALL SERVICE LINES

In addition to the 70 percent year-over-year growth, Genuity drove overall sequential quarterly revenue growth of 15 percent, or $40 million, reflecting new revenue producing contracts.

Genuity's access revenues (excluding AOL) increased 167 percent or $68 million, in the quarter, reflecting a 155 percent increase in dial-up revenues, and a 104 percent increase in dedicated access. DSL revenues in the quarter were $17 million versus less than $1 million in the prior year quarter. Revenues from the AOL long-term contract increased 21 percent and now represent 39 percent of total Genuity revenues, versus 55 percent in last year's third quarter.

Web hosting revenue growth was 151 percent or $18 million over the same quarter last year, primarily the result of new orders won through Genuity's sales team and with our ePartners.

Value-added and other services, which includes managed security (Site Patrol), Virtual Private Networks (VPN's), Voice over IP (VoIP), and international revenues jumped 83 percent or $9 million. Transport revenues also grew strongly and increased 57 percent or nearly $10 million, as compared with the same quarter last year.

OPERATIONAL HIGHLIGHTS

Third quarter operational highlights include:

 . Doubled the number of new orders from a year ago with more than 400 new customers, including: McDonald's, Spinway, Qwest, EMC, Arbella Insurance, Honeywell and Earthlink DSL.

 .  Signed new contracts totaling more than $200 million in First-year Contract
   Value (FCV), a more than 170 percent increase from the same quarter last year.

 .  Added 71 new managed Web hosting customers in the quarter.

 . Increased the average annual size of new hosting contracts from $187,000 in the third quarter of 1999 to $284,000 this quarter, an increase of 52 percent over the prior year.

 . Increased dedicated access connections to 3,950, a 23 percent increase from the third quarter of 1999, with average annual revenue per connection increasing 26 percent to approximately $46,100. Increased network service delivery points in the quarter to 233, a 68 percent increase from the third quarter last year.

 . Increased DSL users to 138,500, an 81 percent sequential increase from the second quarter of this year.

 .  Expanded Genuity's position as the leading carrier of VoIP traffic, by adding
   341 million Minutes of Use (MOUs) during the quarter. Cumulative traffic for the year to date now stands at approximately 1 billion MOUs.

 . Grew total dial-up modems to 813,000, an increase of 13 percent, or 92,000 modems, from the previous quarter, and a 65 percent increase from the third quarter of 1999. Genuity operates the second-largest dial-up access network in the United States.

 .  Placed in service Genuity's first European Dense Wavelength Division
   Multiplexing (DWDM) deployment of its core pan-European Internet Protocol
   (IP) network, increasing capacity to 2.5 Gigabits per second (Gbps).

FINANCIAL HIGHLIGHTS

 . Hosting and value-added services grew to 14 percent of overall revenue from 8 percent in the third quarter of 1999.

 .  Non-AOL revenue increased 129 percent versus the third quarter of last year.

 . SG&A expenses increased 42 percent over the prior year as the company continues to ramp up its marketing and branding efforts and expand sales and marketing personnel.

 . Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) in the quarter were a loss of $170 million. Relative to revenues, EBITDA loss improved from 68 percent in the third quarter of 1999 to 55 percent in the current quarter.

 . Capital expenditures for the quarter were $441 million, 116 percent or $237 million higher than the third quarter of 1999. For the first nine months of 2000, total capital expenditures were $942 million.

 . Secured a five-year, $2 billion credit facility from a consortium of ten blue-chip financial institutions.

 .  Obtained investment-grade ratings from Moody's (Baa2) and Standard & Poors
   (BBB+).


                                 ABOUT GENUITY
                                 -------------

Genuity is a leading Internet infrastructure services provider and the only company in the industry to offer a Network Services Platform (NSP) that combines its Tier 1 network with its full portfolio of managed Internet services, including dedicated, remote and broadband access, Web hosting and Internet security, to create a platform for creating scalable and repeatable managed eBusiness solutions. With annualized revenues of more than $1billion, Genuity (NASDAQ: GENU) is a global company with offices and partnerships throughout the U.S., Europe, Asia and Latin America. Additional information about Genuity can be found at www.genuity.com.

                                     # # #

Note: All references above to earnings per share (EPS) reflect pro forma earnings per share.

A copy of this release and associated tables can be found on the Internet at www.genuity.com

Genuity will be discussing its 3rd quarter results at 9:00 am (EST) on November 2, 2000. Individual investors may listen in on the call by dialing 212-346-0175, (a toll call) or via the web by going to www.genuity.com/irevent


                           FORWARD-LOOKING STATEMENT
                           -------------------------

This announcement contains forward-looking statements. For each of these statements, Genuity Inc. claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of

1995. If future events and actual performance differ materially from Genuity's assumptions, actual results could vary significantly from the performance projected in these forward-looking statements.

These forward-looking statements are based on the company's current knowledge, beliefs, expectations and specific assumptions with respect to future business decisions. Accordingly, the statements are subject to significant risks, contingencies and uncertainties that could cause actual operating results, performance or business prospects to differ materially from those expressed in, or implied by, these statements. These risks, contingencies and uncertainties include, but are not limited to: significant quarterly and other fluctuations in revenues and results of operations; the Company's ability to develop and maintain a successful relationship with significant customers; successfully maintaining and continuing to strengthen our brand recognition; and expansions relating to our capacity and network infrastructure.

For a more detailed discussion of the risks and uncertainties of Genuity's business, please refer to the Company's Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on August 14, 2000, which discusses in greater detail the important factors that could cause actual results to differ materially.



                         # # #

GENUITY INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
(in thousands, except per share amounts)                              Unaudited


                                                                                                    NINE MONTHS ENDED
                                                          THIRD QUARTER                                SEPTEMBER 30,
                                             ---------------------------------------  ----------------------------------------------
                                                 2000          1999       % Change        2000              1999          % Change
                                             ------------ -------------- -----------  -------------   ---------------   ------------

REVENUES
        Access                                  $230,333       $140,953       63.4%       $611,305          $401,425          52.3%
        Hosting                                   30,096         12,004      150.7%         78,910            33,073         138.6%
        Transport                                 26,995         17,250       56.5%         72,482            46,379          56.3%
        Value-added services/other                20,718         11,341       82.7%         61,221            23,499         160.5%
                                             ------------ --------------              -------------   ---------------
TOTAL REVENUES                                   308,142        181,548       69.7%        823,918           504,376          63.4%

OPERATING EXPENSES
        Cost of goods sold                       339,316        206,260       64.5%        931,466           545,656          70.7%
        Selling, general & administrative        139,213         97,970       42.1%        372,194           285,271          30.5%
        Depreciation & amortization               81,250         49,831       63.1%        196,844           135,071          45.7%
                                             ------------ --------------              -------------   ---------------
TOTAL OPERATING EXPENSES                         559,779        354,061       58.1%      1,500,504           965,998          55.3%

OPERATING LOSS                                  (251,637)      (172,513)      45.9%       (676,586)         (461,622)         46.6%

OTHER INCOME (EXPENSE)
        Interest income (expense), net            27,912            948         n/m         26,966               905            n/m
        Other - net                               (4,442)          (336)        n/m        (11,772)           (2,391)           n/m
                                             ------------ --------------              -------------   ---------------
LOSS BEFORE INCOME TAXES                        (228,167)      (171,901)      32.7%       (661,392)         (463,108)         42.8%
        Income taxes                                 715            463       54.4%          2,023             1,165          73.6%
                                             ------------ --------------              -------------   ---------------
NET LOSS                                      $ (228,882)    $ (172,364)      32.8%     $ (663,415)       $ (464,273)         42.9%
                                             ============ ==============              =============   ===============


PRO FORMA PER SHARE DATA (1):
        Loss Per Share                           $ (0.24)       $ (0.22)        n/m        $ (0.68)          $ (0.58)           n/m

        Common Shares Outstanding
          At the End of the Period               973,913        800,000                    973,913           800,000

REPORTED PER SHARE DATA:
        Basic and Diluted Loss per
          Common Share                           $ (1.19)       $ (9.44)        n/m        $ (3.45)         $ (25.43)           n/m

        Basic and Diluted Weighted-Average
          Common Shares Outstanding              192,169         18,256                    192,169            18,256


-------------------------------------------------
(1) Pro Forma per Share Data is based on the assumed conversion of the Class B common stock into 800 million shares of Class C common stock at the end of each period presented. The ability of Verizon to convert its Class B common stock is limited by an FCC order which addresses, amongst other things, its ownership in Genuity. See Genuity Inc.'s Form S-1 for a detailed discussion of the conditions surrounding this conversion.

n/m = not meaningful

GENUITY INC.
SELECTED FINANCIAL DATA
-------------------------------------------------------------------------------
(in thousands)                                                        Unaudited



                                                                                                   NINE MONTHS ENDED
                                                               THIRD QUARTER                         SEPTEMBER 30,
                                                  ------------------------------------- ------------------------------------------
                                                      2000         1999       % Change      2000         1999           % Change
                                                  -----------  ------------- ---------- ------------  ------------ ---------------
Financial data

      EBITDA

         Operating loss                            $(251,637)    $ (172,513)     45.9%   $ (676,586)   $ (461,622)        46.6%
         Depreciation and amortization                81,250         49,831      63.1%      196,844       135,071         45.7%
                                                  -----------  -------------            ------------  ------------
            EBITDA                                 $(170,387)    $ (122,682)     38.9%   $ (479,742)   $ (326,551)        46.9%
                                                  ===========  =============            ============  ============
            EBITDA Margin                               (55%)          (68%)                   (58%)         (65%)
                                                  ===========  =============            ============  ============

      Capital Expenditures

         Access                                    $ 233,345       $ 32,696     613.7%     $310,775      $ 79,669        290.1%
         Hosting                                      53,377          9,924     437.9%       98,008        23,625        314.8%
         Transport                                         -            739    -100.0%          828         2,948        -71.9%
         GNI                                         135,810        143,319      -5.2%      433,973       339,010         28.0%
         Value-added services / other                 18,797         17,807       5.6%       98,517        43,441        126.8%
                                                  -----------  -------------            ------------  ------------
            Total capital expenditures             $ 441,329       $204,485     115.8%     $942,101      $488,693         92.8%
                                                  ===========  =============            ============  ============


      Depreciation and Amortization

         Access                                     $ 13,135        $ 8,371      56.9%     $ 34,410      $ 22,508         52.9%
         Hosting                                       7,253          3,237     124.1%       15,214         9,153         66.2%
         Transport                                     1,104          2,021     -45.4%        4,660         5,263        -11.5%
         GNI                                          35,388         19,851      78.3%       82,273        52,415         57.0%
         Value-added services / other                 24,370         16,351      49.0%       60,287        45,732         31.8%
                                                  -----------  -------------            ------------  ------------
            Total depreciation and amortization     $ 81,250       $ 49,831      63.1%     $196,844      $135,071         45.7%
                                                  ===========  =============            ============  ============


      International Revenues (1)                    $ 10,545        $ 6,232      69.2%     $ 28,182      $ 15,095         86.7%



---------------------------------------------------------------
(1)   Excludes revenue from AOL Japan.

